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                                                                  EXHIBIT (5)(b)


                            RICHARDS, LAYTON & FINGER
                           A PROFESSIONAL ASSOCIATION
                                ONE RODNEY SQUARE
                              920 NORTH KING STREET
                           WILMINGTON, DELAWARE 19801
                                 (302) 651-7700
                               FAX: (302) 651-7701
                                   WWW.RLF.COM


                                 January 18, 2005



M&T Capital Trust IV, M&T Capital
Trust V and M&T Capital Trust VI
c/o M&T Bank Corporation
One M&T Plaza
Buffalo, NY 14203

      Re:   M&T Capital Trust IV, M&T Capital Trust V and M&T Capital Trust VI

Ladies and Gentlemen:

      We have acted as special Delaware counsel for M&T Capital Trust IV ("Trust IV"), M&T Capital Trust V ("Trust V") and M&T Capital Trust VI ("Trust VI"), each a Delaware statutory trust (each, a "Trust" and collectively, the "Trusts"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

      We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

      (a) The Trust Agreement for Trust IV, dated as of July 7, 2003, between M&T Bank Corporation, a New York corporation (the "Company"), and The Bank of New York (Delaware), a Delaware banking corporation, as trustee (the "Trustee");

      (b) The Trust Agreement for Trust V, dated as of July 7, 2003, between the Company and the Trustee;

      (c) The Trust Agreement for Trust VI, dated as of July 7, 2003, between the Company and the Trustee (the documents identified in items (a) through (c) being collectively referred to as the "Original Trust Agreements");

      (d) A certified copy of the Certificate of Trust for Trust IV, as filed with the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on July 7, 2003;
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M&T Capital Trust IV, M&T Capital
Trust V and M&T Capital Trust VI
January 18, 2005
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      (e)   A certified copy of the Certificate of Trust for Trust V, as filed with the Secretary of State on July 7, 2003;

      (f) A certified copy of the Certificate of Trust for Trust VI, as filed with the Secretary of State on July 7, 2003 (the documents identified in items (d) through (f) being collectively referred to as the "Certificates of Trust");

      (g) A form of Amended and Restated Trust Agreement for each Trust, among the Company, the trustees named therein (the "Amended and Restated Trust Agreements;" and, together with the Original Trust Agreements, the "Trust Agreements");

      (h) The Registration Statement (the "Registration Statement") on Form S-3, including a preliminary prospectus with respect to the Company and each Trust (the "Prospectus"), relating to the capital securities of each Trust (each, a "Capital Security," and collectively, the "Capital Securities"), to be filed by the Company and the Trusts with the Securities and Exchange Commission (the "Commission") on or about January 18, 2005; and

      (i) A Certificate of Good Standing for each Trust, each dated the date hereof, 2005, obtained from the Secretary of State.

      Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreements.

      As to various questions of fact material to our opinion, we have relied upon the representations made in the foregoing documents and upon certificates of officers of the Company. With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

      For purposes of this opinion, we have assumed (i) that each Trust Agreement is in full force and effect and has not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom Capital Securities are to be issued by the Trusts (collectively, the "Capital Securities Holders") of a Capital Securities Certificate for such Capital Securities and the payment for the Capital Securities acquired by it, in accordance with the Trust Agreements and as contemplated by the Registration Statement, and (vii) that the Capital Securities are issued and sold to the Capital Securities Holders in accordance with the Trust Agreements and as contemplated by the Registration Statement. We have not participated in the preparation of the Registration
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M&T Capital Trust IV, M&T Capital
Trust V and M&T Capital Trust VI
January 18, 2005
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Statement (except for providing this opinion) or the Prospectus and assume no responsibility for their contents, other than this opinion.

      This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

      Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

      1. Each Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C.
Section 3801, et seq.

      2. The Capital Securities of each Trust have been duly authorized by each Trust Agreement and, when executed and delivered in accordance with the Trust Agreement, will be duly and validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable undivided beneficial interests in the assets of their respective Trust.

      3. The Capital Securities Holders, as beneficial owners of the Trusts, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Capital Securities Holders may be obligated to make payments as set forth in the Trust Agreements.

      We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the reference to us as local counsel under the headings "Validity of Securities" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                    Very truly yours,


                                    /s/ Richards, Layton & Finger, P.A.

EAM